Exhibit 10.71
FIRST AMENDMENT TO THE DYNEGY INC. COMPREHENSIVE
WELFARE BENEFITS PLAN
WHEREAS, Dynegy Inc., Illinova Corporation (“Illinova”), Illinova Generating Company and Ameren Corporation (“Ameren”) entered into that certain Stock Purchase Agreement under which Ameren will acquire all of the outstanding common and preferred stock of Illinois Power Company (“IPC”) owned by Illinova; and
WHEREAS, effective immediately prior to the “Closing Date,” as such term is defined under Section 2.4 of the Agreement (the “Closing Date”), IPC will cease to be a “Participating Employer” under the Dynegy Inc. Comprehensive Welfare Benefits Plan, effective as of January 1, 2002, as amended (the “Plan”);
NOW, THEREFORE, in consideration of the above premises, the Plan shall be, and hereby is amended in the following respects, effective immediately prior to the Closing Date:
I.
Effective immediately prior to the Closing Date, IPC shall, pursuant to Section 9.6(e) of the Plan, cease to be a “Participating Employer” under the Plan (and all “Constituent Benefit Programs,” as such term is defined in Section 1.1(10) of the Plan, thereunder) and any individual who is an employee of IPC and who is not a participant in the Plan as of the day preceding the Closing Date will not be eligible to become a participant in the Plan. As of the Closing Date, no Transferred Employees (within the meaning of the Agreement) or any other employee, former employee, or Retiree (within the meaning of the Agreement) of IPC will participate in the Plan, other than as required by applicable law or as expressly required by and subject to all limitations and conditions of the Agreement. As of the Closing Date, no current or former employee of IPC, including, any Retiree, shall be an “Eligible Employee” under the Plan.

II.
Appendix B to the Plan is hereby amended by deleting any and all references to “Illinois Power Company” as a “Participating Employer” in Sections I through VI, VIII, X and XI.
III.
Section Xll of Appendix B is hereby amended by revising all references to the name of the plan described in Section Xll to “Dynegy Inc. Health Care Spending Account Program for Employees Covered Under a Collective Bargaining Agreement”. All references to “Illinois Power Company” are hereby deleted. No rights or obligations under Section Xll shall be affected by reason of amending this Section XII.
IV.
Section XIII of Appendix B is hereby amended by revising all references to the name of the plan described in Section XIII to “Dynegy Inc. Dependent Care Spending Account Program for Employees Covered Under a Collective Bargaining Agreement”. No rights or obligations under Section XIII shall be affected by reason of amending this Section XIII.
V.
Section XIV of Appendix B is hereby amended by revising all references to the name of the plan described in Section XIV to the “Dynegy Inc. Section 125 Flexible Benefits Program for Employees Covered Under a Collective Bargaining Agreement”. All references to “Illinois Power Company” are hereby deleted. No rights or obligations under Section XIV shall be affected by reason of amending this Section XIV.

VI.
As of the Closing Date, the unused balance of any Health Care Spending Account and/or Dependent Care Spending Account of each Transferred Employee under a Constituent Benefit Program shall be transferred to a similar, tax-qualified account sponsored by Ameren in accordance with Section 6.2(d)(vii) of the Agreement.
VII.
Section XVI of Appendix B is hereby amended by deleting any and all references to “Illinois Power Company” as a “Participating Employer” and deleting the references to the “Illinois Power Company Welfare Benefit Trust for Salaried Retirees” and the “Illinois Power Company Welfare Benefit Trust for Retirees Covered by a Collective Bargaining Agreement” as “Constituent Benefit Plan Documents”.
VIII.
Except as modified herein, the Plan shall remain in full force and effect.
IN WITNESS WHEREOF, the undersigned has caused this First Amendment to the Plan to be executed this 29 day September 2004, to be effective as provided above.

DYNEGY INC.
By:	/s/ J. Kevin Blodgett
J. Kevin Blodgett
	Title:	Sr. Vice President, Human Resources

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